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Exhibit 23.02

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-112305, Form S-8 No. 333-110895, Form S-8 No. 333-107634, Form S-8 No. 333-83632, Form S-8 No. 333-55244, Form S-8 No. 333-92837, Form S-4 No. 333-109022 and Form S-3 No. 333-88492) of our report dated February 10, 2004 with respect to the consolidated financial statements and schedule of GoRemote Internet Communications, Inc. included in this Annual Report (Form 10-KT) for the period ended October 31, 2004.

                      /s/ Ernst & Young LLP

San Jose, California
January 13, 2005

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  Exhibit 23.02